Board of Directors
Garuda Capital Corporation
Vancouver, B.C.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to incorporation by reference in this registration statement of Garuda Capital Corporation on Form S-8 of our report dated October 15, 2004, relating to the financial statements of Garuda Capital Corporation as of June 30, 2004, which report appears in the annual report on Form 10-KSB of Garuda Capital Corporation.

/s/ Williams & Webster, P.S.

Williams & Webster, P.S.
Certified Public Accountants
Spokane, Washington

April 28, 2005

Members of Private Companies Practice Section, SEC Practice Section, AICPA and WSCPA
Bank of America Financial Center 601 W. Riverside, Suite 1940 Spokane, WA 99201
Phone (509) 838-5111 Fax (509) 838-5114 www.williams-webster.com